Exhibit (h)(22)

AMENDMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made with effect as of September 16, 2026 (“Effective Date”), by and between SIMPLIFY EXCHANGE TRADED FUNDS (the “Trust”), on behalf of each of its series listed on Exhibit A to the Agreement (as defined below), and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and each Trust entered into a Fund Administration and Accounting Agreement dated as of July 14, 2020, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

3.	Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

SIMPLIFY EXCHANGE TRADED FUNDS, ON BEHALF OF EACH SERIES LISTED ON EXHIBIT A

By:	/s/ Fiona Ho	9/16/2026
Name:	Fiona Ho
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Robert M Stein Jr	9/16/2026
Name:	Robert M Stein Jr
Title:	Senior Vice President

EXHIBIT A
(Amended and Restated with effect as of September 16, 2026)

Series

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity Income ETF (f/k/a Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt TSLA Revolution ETF (f/k/a Simplify Volt RoboCar Disruption and Tech ETF)
5	Simplify US Equity PLUS Bitcoin Strategy ETF (f/k/a Simplify U.S. Equity PLUS GBTC ETF)
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Intermediate Term Treasury Futures Strategy ETF (f/k/a Simplify Risk Parity Treasury ETF)
9	Simplify Health Care ETF
10	Simplify Hedged Equity ETF
11	Simplify High Yield ETF (f/k/a Simplify High Yield PLUS Credit Hedge ETF)
12	Simplify Aggregate Bond ETF
13	Simplify Managed Futures Strategy ETF
14	Simplify Bitcoin Strategy ETF (f/k/a Simplify Bitcoin Strategy PLUS Income ETF)
15	Simplify Short Term Treasury Futures Strategy ETF
16	Simplify Enhanced Income ETF
17	Simplify Treasury Option Income ETF (f/k/a Simplify Stable Income ETF)
18	Simplify Propel Opportunities ETF
19	Simplify Commodities Strategy No K-1 ETF
20	Simplify Multi-QIS Alternative ETF
21	Simplify Opportunistic Income ETF
22	Simplify MBS ETF
23	Simplify Tara India Opportunities ETF
24	Simplify Next Intangible Core Index ETF
25	Simplify Gamma Emerging Market Bond ETF
26	Simplify National Muni Bond ETF
27	Simplify Gold Strategy ETF (f/k/a Simplify Gold Strategy PLUS Income ETF)
28	Simplify Bond Bull ETF (f/k/a Simplify Downside Interest Rate Hedge Strategy ETF)
29	Simplify China A Shares PLUS Income ETF
30	Simplify Currency Strategy ETF

A-1

31	Simplify Target 15 Distribution ETF
32	Simplify Barrier Income ETF (f/k/a Simplify 30 Barrier ETF)
33	Simplify Piper Sandler US Small-Cap PLUS Income ETF
34	Simplify Kayne Anderson Energy and Infrastructure Credit ETF
35	Simplify Government Money Market ETF
36	Simplify VettaFi Private Credit Strategy ETF
37	Simplify Prime Money Market ETF
38	Simplify Ancorato Target 25 Distribution ETF (f/k/a/ Simplify Target 25 Distribution ETF)
39	Simplify Chinese Commodities Strategy No K-1
40	Simplify US Equity PLUS Managed Futures Strategy ETF
41	Simplify DBi CTA Managed Futures Index ETF
42	Simplify Tax Aware Alternatives ETF
43	Simplify Tax Aware Diversified Income Strategy ETF
44	Simplify Brookwood Global Macro ETF

A-2